SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 31, 2008
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Date of Earliest Reported Event

AMEN PROPERTIES, INC.
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(Exact name of registrant as specified in its Charter)

Delaware
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(State or other jurisdiction of incorporation)

000-22847
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(Commission File Number)

54-1831588
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(IRS Employer Identification No.)

303 W. Wall Street, Suite 2300
Midland, Texas 79701
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(Address of principal executive offices) (Zip Code)

(972) 664-1610
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(Registrant's telephone number, including area code)

NA
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(Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

FORM 8-K

Item 1.01 – Entry Into a Material Definitive Agreement

See discussion of agreements under Item 2.01 below.

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 31, 2008, in accordance with a Securities Purchase Agreement (the “SPA”) dated December 22, 2008, Amen Properties, Inc. (the “Company”) completed the acquisition of certain membership interests totaling 45.5% (the “Acquired Interests”) in SFF Production, LLC (“SFF P”), effective December 31, 2008, for a purchase price of $6,827,576.  Prior to this transaction, the Company owned one third of the membership interests of SFF P and, after this transaction, owns 78.8%.  $1,365,515 of the purchase was paid in cash, with the remainder of $5,462,061 paid via the issuance of a new series of preferred stock of the Company, Preferred Series E (“Preferred E”).

The purchase price was based on an in-house valuation performed by the Company.  The SPA provides for a purchase price adjustment based on a PV-10 valuation to be done by an independent third party within 90 days after closing.  The Company has hired Ryder Scott Company to perform the valuation.

Prior to this transaction, on December 17, 2007, as described in the Company’s report filed on Form 8-K on December 18, 2007 and amended on October 14, 2008, the Company acquired one third of the membership interests of SFF P for approximately $2,416,000.  SFF P owns 100% of certain oil and gas working interests purchased from Santa Fe Energy Trust and Devon Energy Production Company.  For the nine months ended September 30, 2008, the Company reported unaudited equity earnings from its one third interest in SFF P of approximately $1,165,500 and cash distributions of $800,000.  After the transaction, the Company now owns 78.8% of the membership interests of SFF P.

As a result of this transaction, the Company controls SFF P and its operations, subsequent to December 31, 2008, will be consolidated into the Company’s results of operations.

Below is a summary of the significant characteristics of the 546,206 shares of Preferred Series E issued in connection with this transaction:

•	Pays an annual dividend of 10%
•	Is convertible at a conversion price of $6/share into 910,343 shares of Amen Common Stock and has proportionate voting rights
•	Has a minimum holding period of three years during which time the Company cannot redeem

The conversion of the Preferred Series E shares into common stock will require shareholder approval pursuant to NASDAQ regulations.

Certain of the Acquired Interests were purchased from the Company’s Directors on the same basis as non-affiliated parties, as shown in the table below:

Director	SFF P Membership Interest	Total Proceeds	Cash Proceeds	Preferred Series E Value	# Common Shares on Conversion
Eric Oliver, Chairman (a)	7.9%	$1,184,251	$236,850	$947,401	157,900
Jon Morgan, CEO	5.0%	750,000	150,000	600,000	100,000
Jess Correll (b)	22.0%	3,293,326	658,665	2,634,660	439,110
Total	34.9%	$5,227,577	$1,045,515	4,182,061	697,010

(a)	Membership interest held indirectly through Mr. Oliver’s control of Softvest, LP.
(b)	Membership interest held indirectly through Mr. Correll’s control of Universal Guaranty Life Insurance Company and American Capitol Insurance Company.

Subsequent to the Securities Purchase Agreement signed on December 22, 2008 and described in the Company’s report on Form 8-K on December 30, 2008, another non-Amen affiliated member of SFF P agreed to sell his 0.3% interest in SFF P to the Company on substantially the same terms as the transaction described above for a purchase price of $40,000.  This transaction also closed and was effective on December 31, 2008.  $8,000 of the purchase was paid in cash with the remainder of $32,000 paid via the issuance of 3,200 shares of Preferred E.  After this transaction, the Company owns 79.1% of the membership interests in SFF P.

In the Company’s report filed on Form 8-K on December 30, 2008 a preliminary version of the SPA was attached as Exhibit 10.1 and the final version is attached to this report as Exhibit 10.1.  The description herein of the material terms of these transactions is qualified in its entirety by reference to the SPA attached hereto as Exhibit 10.1 and the Certificate of Designation of Preferred Series E attached hereto as Exhibit 10.2.

Item 3.02 – Unregistered Sales of Equity Securities

See discussion of the issuance of the Preferred E in Item 2.01.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws Change in Fiscal Year

The filing of the Certificate of Designation of Series and Designation of Rights and Preferences of the Series E Preferred Stock of Amen Properties, Inc. (the “Certificate of Designation”) with the Delaware Secretary of State on December 29, 2008 constituted an amendment to the Company’s Certificate of Incorporation, designating the terms, rights and preferences of a new series of preferred stock of the Company.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Financial Information is currently unavailable and is not included with this filing.  The Company expects to have assembled the required financial information within the required filing period.

(b)           Pro Forma Financial Information.

Pro Forma Financial Information is currently unavailable and is not included with this filing.  The Company expects to have assembled the required pro forma financial information within the required filing period.

(c)           Exhibits.

Title	Exhibit No.

Securities Purchase Agreement by and among Certain Members of SFF Production, LLC as Sellers and Amen Properties, Inc. as Buyer	10.1
Certificate of Designation of Series E Convertible Preferred Stock and Eliminating Series A, B and C of Amen Properties, Inc.	10.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEN Properties, Inc.
(Registrant)

	By:	/s/ Jon M Morgan
Date: January 6, 2009		Jon M Morgan, Chief Executive Officer
(Signature)